EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated December 23, 2005, relating to the financial statements and supplementary data of the Boston Income Portfolio, which appears in the October 31, 2005 financial statements of the Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts December 27, 2006